UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2017

CafePress Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35468 (Commission file number)	94-3342816 (IRS Employer Identification No.)

11909 Shelbyville Road, Louisville, Kentucky 40243 (Address of principal executive offices, including zipcode)

(502) 995-2229 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Retention Bonus Awards

On August 16, 2017, the CafePress Inc. (the “Company”) Compensation Committee of its Board of Directors (the “Committee”) approved and entered into retention award agreements (collectively referred to as the “Retention Award Agreements”) with certain senior executives of the Company, including Phillip L. Milliner, the Company’s Chief Financial Officer, Robert D. Barton, the Company’s Chief Operating Officer, and Ekumene M. Lysonge, the Company’s Vice President, General Counsel and Corporate Secretary (collectively referred to as the “Executives”). In light of the Executives’ positions and responsibilities, and their value to the organization, the Committee approved the Retention Award Agreements to encourage the Executives to remain with the Company on a long-term basis and to contribute to the Company’s continued turnaround. Each Retention Award is contingent upon the Executives remaining continuously employed by the Company through July 1, 2019 (the “Retention Date”). The Retention Award amount for each Executive is as follows:

Executive Name	Retention Award Amount
Phillip L. Milliner	$125,000
Robert D. Barton	$112,500
Ekumene M. Lysonge	$96,000

One hundred percent (100%) of the Retention Award, due to each Executive that remains continuously employed by the Company through July 1, 2019, will become vested and payable on the Retention Date. The Retention Award(s) that become vested and payable on the Retention Date will be paid in a cash lump-sum payment on the Retention Date. Vesting of a Retention Award may be accelerated under certain circumstances. If, prior to the Retention Date, one of the Executives resign or his employment is terminated for cause (as defined in the Retention Award Agreement), he will not be entitled to receive any Retention Award payment. To the extent any Executive’s employment is terminated without cause or the Executive terminates his employment with Good Reason (as defined in the Retention Award Agreement), the Executive will be entitled to receive a lump-sum cash payment of the Retention Award within thirty (30) days following the date of such termination or removal.

The foregoing description of the Retention Award Agreement is qualified in its entirety by the full text of the Retention Award Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

10.1     Form of Retention Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CAFEPRESS INC.
August 17, 2017	/s/ Ekumene M. Lysonge___________________ By: Ekumene M. Lysonge Title: Vice President, General Counsel and Secretary